UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	February 28, 2020 (February 26, 2020)

Malvern Bancorp, Inc.
(Exact name of registrant as specified in its charter)

Pennsylvania	000-54385	45-5307782
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

42 E. Lancaster Avenue, Paoli, Pennsylvania		19301
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code		(610) 644-9400

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock	MLVF	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

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Item 5.07	Submission of Matters to a Vote of Security Holders.

(a)    The Annual Meeting of Shareholders (the “Annual Meeting”) of Malvern Bancorp, Inc. (the “Company”) was held on February 26, 2020.

(b)    There were 7,765,549 shares of common stock of the Company eligible to be voted at the Annual Meeting and 7,033,749 shares were represented in person or by proxy at the Annual Meeting, which constituted a quorum to conduct business at the Annual Meeting.

The proposals voted upon at the Annual Meeting, all of which were approved, and the final voting results for each proposal, were as follows:

1.	Election of directors for a one-year term expiring in 2021:

NOMINEES	FOR	WITHHOLD	BROKER NON-VOTE
Howard Kent	5,805,003	108,911	1,119,835
James Barrett	5,835,663	78,251	1,119,835
Julia D. Corelli	5,813,953	99,961	1,119,835
Norman Feinstein	5,802,990	110,924	1,119,835
Andrew Fish	5,813,272	100,642	1,119,835
Cynthia Felzer Leitzell	5,803,742	110,172	1,119,835
Stephen P. Scartozzi	5,744,918	168,996	1,119,835
Anthony C. Weagley	5,805,605	108,309	1,119,835

2.	To adopt a non-binding resolution to approve the compensation of the Company’s named executive officers:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTE
5,535,484	365,633	12,797	1,119,835

3.	To ratify the appointment of Baker Tilly Virchow Krause, LLP as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2020:

FOR	AGAINST	ABSTAIN
6,945,417	84,416	3,916

Each of the Company’s nominees were elected as directors, the proposal to adopt a non-binding resolution to approve the compensation of the Company’s named executive officers was adopted, and the proposal to ratify the appointment of Baker Tilly Virchow Krause, LLP as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2020 was adopted by the shareholders of the Company at the Annual Meeting.

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Item 7.01	Regulation FD Disclosure.

 On February 28, 2020, Malvern Bancorp, Inc. (the “Company”), the parent company of Malvern Bank, National Association, issued a press release announcing that it has extended the timeframe for its current stock repurchase program in respect of shares of the Company’s common stock, as described in greater detail in Item 8.01 of this Current Report on Form 8-K. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

The information furnished under Item 7.01 and Item 9.01 of this Current Report on Form 8-K, including Exhibit 99.1 to this Current Report on Form 8-K, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to liabilities under that Section, nor shall it be deemed incorporated by reference in any registration statement or other filings of the Company under the Securities Act of 1933, as amended, except as shall be set forth by specific reference in such filing.

Item 8.01	Other Events.

On February 26, 2020, the Company’s Board of Directors approved extending the timeframe for the Company’s current stock repurchase program from March 31, 2020 to December 31, 2020. To date, the Company has repurchased 16,863 of the 194,516 shares authorized for repurchase at an average cost of $19.95 per share, leaving 177,653 shares, or approximately 2.3% of the current outstanding stock, still available for repurchase.

Repurchases may be made from time to time in the open market, in privately negotiated stock purchases or pursuant to any trading plan that may be adopted in accordance with Rule 10b5-1 of the Securities and Exchange Commission and applicable federal securities laws. Open market repurchases will be conducted in accordance with the limitations set forth in Rule 10b-18 of the Securities Exchange Act of 1934, as amended, and the applicable legal requirements. Share repurchases will be made at the Company’s discretion at prices the Company considers attractive and in the best interests of the Company and its shareholders, subject to the availability of stock, general market conditions, trading price, alternate uses for capital and the Company’s financial performance. The stock repurchase program does not obligate the Company to acquire any particular amount of common stock, and it may be modified or suspended at any time at the Company’s discretion.

Item 9.01	Financial Statements and Exhibits.

99.1       Press Release, dated February 28, 2020

The exhibits that are filed or furnished with this report are listed in the Exhibit Index that immediately follows the signatures hereto, which list is incorporated herein by reference.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MALVERN BANCORP, INC.

Date: February 28, 2020	By:	/s/ Joseph D. Gangemi
Joseph D. Gangemi
Executive Vice President and Chief Financial Officer

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